Exhibit 10.1

AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 6 to Amended and Restated Credit Agreement (this “Amendment”), is dated as of April 8, 2025, and is by and between PRO-DEX, INC., a Colorado corporation (“Borrower”), and UMB BANK, N.A. D/B/A MINNESOTA BANK & TRUST, A DIVISION OF UMB BANK, N.A., successor-in-interest to Minnesota Bank & Trust, a division of HTLF Bank (“Lender”).

RECITALS

A.Borrower and Lender are parties to an Amended and Restated Credit Agreement dated as of November 6, 2020, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of November 5, 2021, Amendment No. 2 to Amended and Restated Credit Agreement dated as of December 29, 2022, Amendment No. 3 to Amended and Restated Credit Agreement dated as of December 29, 2023, Amendment No. 4 to Amended and Restated Credit Agreement and Security Agreement dated as of July 31, 2024, and Amendment No. 5 to Amended and Restated Credit Agreement dated as of December 29, 2024 (collectively, as amended, restated, or otherwise amended from time to time, the “Credit Agreement”), concerning, among other things, the extension by Lender to Borrower of a revolving line of credit in the maximum principal amount of $7,000,000 (the “Revolving Loan”).

B.The obligation of Borrower to repay amounts advanced under the Revolving Loan is evidenced by a promissory note dated as of December 29, 2024 (the “Existing Revolving Note”), by Borrower and payable to the order of Lender, in the original principal amount of $7,000,000.

C.Borrower has requested certain amendments to the Credit Agreement to, among other things, (i) increase the Revolving Loan from $7,000,000 to $11,000,000, (ii) modify the Fixed Charge Coverage Ratio financial covenant in the Credit Agreement, and (iii) make certain other modifications to the Credit Agreement.

D.Lender has agreed to make such modifications and extend additional credit to Borrower by amending the Credit Agreement in accordance with the terms and subject to the conditions of this Amendment.

Therefore, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms that are used but not defined in this Amendment have the meanings assigned to them in the Credit Agreement.

2. Conditions Precedent. This Amendment will be effective as of the date hereof when the following agreements, documents, and other items have been executed or delivered to Lender by Borrower, each of which documents, agreements, and other items must be in a form and substance reasonably acceptable to Lender, and the following conditions precedent are satisfied in a manner reasonably acceptable to Lender:

a)	This Amendment executed by Borrower;
b)	The Second Amended and Restated Revolving Note (as defined in this Amendment) executed by Borrower;
c)	Payment of a non-refundable origination fee in the amount of $8,000;
d)	Payment of Lender’s costs and expenses in accordance with to Section 17 hereof;
e)	An Officer’s Certificate executed by Borrower, certifying: (i) the Articles of Incorporation of Borrower, and any amendments thereto, certified by the Secretary of State of the State of Colorado; (ii) the Bylaws of Borrower, and any amendments thereto; (iii) resolutions of the Board of Directors of Borrower approving the execution of this Amendment, the Second Amended and Restated Revolving Note, and any other instrument, document, or agreement signed or to be signed by Borrower in connection herewith; (iv) evidence of good standing for Borrower from the Secretary of State of the State of Colorado and the Secretary of State of the State of California; and (v) a certification that the names and signatures of the officers of Borrower authorized to sign this Amendment, the Second Amended and Restated Revolving Note, and any other documents to be delivered hereunder or under the other Loan Documents are true and correct; and
f)	Any other documents or instruments reasonably required by Lender.

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3. Increase in Revolving Loan. Subject to the terms of this Amendment, Lender hereby agrees to increase the Revolving Credit Commitment from $7,000,000 to $11,000,000.

4. Second Amended and Restated Revolving Note. Contemporaneously with the execution hereof, Borrower shall execute and deliver to Lender a Second Amended and Restated Revolving Note dated as of even date herewith (the “Second Amended and Restated Revolving Note”) in the original principal amount of $11,000,000, which constitutes an amendment and restatement of amounts outstanding under the Existing Revolving Note and includes the additional availability under the Revolving Loan in accordance with this Amendment.

5. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

a)	Any and all references in the Credit Agreement to “this Agreement” or “the Agreement” will mean and refer to the Credit Agreement, as modified by this Amendment.
b)	Any and all references in the Credit Agreement to the “Revolving Credit Note” will mean and refer to the Second Amended and Restated Revolving Note.
c)	Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Unfunded Stock Repurchases” means the Borrower’s repurchase of its outstanding equity securities not financed with the proceeds of any Term Loan.

d)	The definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Fixed Charge Coverage Ratio” means, at any Measurement Date, the ratio, calculated on a consolidated basis for the Borrower and its Subsidiaries, of: (i) the excess of EBITDA for the Measurement Period ending at such date; plus (B) rent expense on Operating Leases deducted from the Net Income included in the Adjusted Net Income used in calculating such EBITDA; minus (C) the amount of federal, state, and local income taxes deducted from the Net Income included in Adjusted Net Income used in calculating such EBITDA; minus (D) fifty percent (50%) of the amount of depreciation included in the Adjusted Net Income used in calculating such EBITDA; minus (E) dividends and other distributions, including Unfunded Stock Repurchases, paid to Borrower’s shareholders; to (ii) the Interest Expense that was paid in cash during such Measurement Period; plus (A) the principal payments scheduled to have been paid during such Measurement Period; plus (C) the rent expense on Operating Leases scheduled to have been paid during such Measurement Period.

e)	The definition of “Revolving Credit Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit Commitment” means the obligation of the Lender to make Revolving Credit Loans in an aggregate principal amount not to exceed the lesser of (a) $11,000,000, or (b) the amount, on any date of determination, by which the Borrowing Base exceeds the Total Usage, as the same may be changed from time to time subject to the terms hereof.

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f)	Section 7.13(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)the Fixed Charge Coverage Ratio to be less than (i) 1.15 to 1.00 for each Measurement Date through and including June 30, 2026, or (ii) 1.20 to 1.00 for each Measurement Date thereafter.

g)	Exhibit A of the Credit Agreement [Form of Revolving Credit Note] is hereby deleted in its entirety and replaced with Exhibit A attached hereto.
h)	Exhibit C of the Credit Agreement [Form of Compliance Certificate] is hereby deleted in its entirety and replaced with Exhibit B attached hereto.
i)	Exhibit D of the Credit Agreement [Form of Borrowing Base Certificate] is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

6. Reaffirmation of Loan Documents. Borrower repeats and reaffirms each and all its obligations under the Credit Agreement, as amended by this Amendment, and the other Loan Documents, and Borrower agrees that the Credit Agreement and the other Loan Documents are each in full effect as of the date hereof, not subject to any offset, defense, or counterclaim.

7. Authority. Borrower represents and warrants to Lender that: Borrower has full power and authority to execute and deliver this Amendment and to incur and perform its obligations hereunder and under the Second Amended and Restated Revolving Note; the execution, delivery, and performance by Borrower of this Amendment and the Second Amended and Restated Revolving Note will not violate any provision of the organizational documents of Borrower or any law, rule, regulation, or court order or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected.

8. No Waiver. Borrower acknowledges and agrees that, by executing and delivering this Amendment, Lender is not waiving any existing Default or Event of Default, whether known or unknown, nor is Lender waiving any of its rights or remedies under the Loan Documents.

9. No Setoff. Borrower acknowledges and agrees with Lender that no events, conditions, or circumstances have arisen or exist as of the date hereof that would give Borrower the right to assert a defense, counterclaim, or setoff any claim by Lender for payment of amounts owing under any of the Loan Documents. Any defense, right of setoff, or counterclaim that might otherwise be available to Borrower is hereby fully and finally waived and released in all respects.

10. Representations. Borrower represents and warrants to Lender that: (i) each and all of the representations and warranties set forth in the Loan Documents are true, correct, and complete in all respects as of the date hereof after giving effect to any update to such schedules as may be delivered to Lender in connection with this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date); (ii) this Amendment constitutes the legal, valid, and binding obligation of Borrower, enforceable in accordance with the terms hereof; and (iii) Borrower has fully considered the terms of this Amendment and has had the opportunity to discuss this Amendment with its legal counsel, and Borrower is executing this Amendment without any coercion or duress on the part of Lender or otherwise.

11. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Minnesota, without regard to any conflicts of laws principles.

12. Release. Borrower hereby releases Lender and each of its officers, directors, employees, legal counsel, and other representatives from any and all claims, demands, causes of action, liabilities, damages, losses, costs, and expenses that Borrower has paid, incurred, or sustained or believed that it has paid, incurred, or sustained, known or unknown, absolute or contingent, liquidated or unliquidated, which existed, arose, or occurred on or prior to the date of this Amendment, as a result of or related to (i) the transactions evidenced by or related to the Revolving Loan, the Term Loans, the Loan Documents, or this Amendment, (ii) any acts or omissions of Lender or any of its officers, directors, agents, or employees in connection therewith or related thereto, or (iii) the extension or denial of credit.

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13. Merger. All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements, and alleged agreements by or between Lender and Borrower: are hereby merged into the Loan Documents, as amended by this Amendment; will be of no further effect; and will not be enforceable unless expressly set forth in the Loan Documents, as amended by this Amendment. All commitments, promises, and agreements of the parties hereto are set forth in this Amendment and the other Loan Documents, and no other commitments, promises, or agreements, oral or written, of any of the parties hereto will be enforceable against any party.

14. Successors and Assigns. This Amendment will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

15. No Other Amendments. Except as expressly amended herein, each of the Loan Documents will be and remain in full effect in accordance with its terms.

16. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together will constitute one agreement, and any party hereto may execute this Amendment by signing any such counterpart.

17. Costs and Expenses. Borrower agrees to pay all costs and expenses, including reasonable attorneys’ fees, paid or incurred by Lender in connection with the preparation of this Amendment and the closing and consummation of the transaction contemplated hereby.

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[SIGNATURE PAGE TO AMENDMENT NO. 6

TO AMENDED AND RESTATED CREDIT AGREEMENT]

BORROWER:

PRO-DEX, INC.,

a Colorado corporation

By: /s/ Richard L. Van Kirk

Name: Richard L. Van Kirk

Title: Chief Executive Officer

LENDER:

UMB BANK, N.A.

D/B/A MINNESOTA BANK & TRUST,

A DIVISION OF UMB BANK, N.A.

By: /s/ Dianne Wegscheid

Name: Dianne Wegscheid

Title: Senior Vice Preside